THIS OPTION AND THE SHARES OF COMMON STOCK OF MIAMI SUBS CORPORATION
         (THE "COMPANY") INTO WHICH THIS OPTION IS CONVERTIBLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS OPTION OR OF SUCH COMMON STOCK, WHICH COUNSEL IS SATISFACTORY TO THE COMPANY, THAT THE OPTION OR SHARES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW.



                                                     OPTION TO PURCHASE 16,666
                                                      SHARES OF COMMON STOCK



                       OPTION TO PURCHASE COMMON STOCK OF
                             MIAMI SUBS CORPORATION


        This certifies that, for good and valuable consideration, Gary Prindible (the "Optionholder"), is entitled to purchase from Miami Subs Corporation, a corporation incorporated under the laws of the State of Florida (the "Company"), subject to the terms and conditions hereof, at any time and from time to time after the date of issuance hereof and, continuing through March 15, 2006 (the "Expiration Date"), the number of fully paid and non-assessable shares of common stock of the Company, par value $. 01 per share (the "Common Stock") stated above at the exercise price of $2.00 per share (the "Exercise Price").

         ARTICLE 1. DURATION AND EXERCISE OF OPTION

         Section 1.01 DURATION OF OPTION. The Optionholder may exercise this Option in whole at any time or in part from time to time for a term of ten (l0) years after March 15, l996 and before 5:00 P.M., Eastern Standard Time, on the Expiration Date on March 15, 2006 (or, if such day is a Saturday, Sunday or other day on which banks in the State of Florida are authorized by law to remain closed, at or before 5:00 P.M., Eastern Standard Time, on the next following business day). The Option may not be exercised after the Expiration Date.


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



         Section 1.02 EXERCISE OF OPTION.

         (a) The Optionholder may exercise this Option in whole at any time or in part from time to time by presentation and surrender of this Option to the Company at its corporate office at 6300 N.W. 31st Avenue, Florida with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for the aggregate number of shares of Common Stock as to which the Option is being exercised (the "Option Shares").

         (b) Upon receipt of this Option with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Option Shares, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Option is being exercised in such denominations as are requested for delivery to the Optionholder, and the Company shall thereupon deliver such certificates to the Optionholder. The Optionholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Optionholder. If the Option should be exercised in part only, the Company shall, upon surrender of the Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock purchasable thereunder.

         (c) Unless issued pursuant to a Registration Statement as set forth in
Section 2.03 below, the Company may require the Optionholder to make such investment intent representations, and to provide the Company with an opinion of counsel (which may be counsel for the Company), and may place such legends on certificates representing the Option Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Option Shares to be issued without registration under the Securities Act.

         (d) Payment of the Exercise Price may be made at the option of the holder hereof in United States currency by certified check, bank cashier's check or money order payable to the order of the Company.

        Section 1.03 RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Option a total of 16,666 shares.

        Section 1.04 FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Option, and in any case where the Optionholder would, except for the provisions of this Section 1.04, be entitled under the terms of this Option to receive a fraction of a share upon the exercise of this Option, the Company shall, upon the exercise of this Option and receipt of the Exercise Price, issue only the largest number of whole shares purchasable upon exercise of this Option. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Optionholder would otherwise be entitled, but shall return to the Optionholder that portion of the Exercise Price that represents such fraction of a share.

         Section 1.05 DIVIDENDS IN STOCK OR PROPERTY, RECLASSIFICATIONS. In case at any time or from time to time the holders of the Common Stock of the Company (or any other shares of stock or other securities at that time receivable upon exercise of this Option) shall have received other additional or less stock or other securities or property (other than cash) without consideration therefor (whether through a dividend in stock of any class of stock of the Company or any other corporation, or a dividend in any securities or property other than cash, or through stock split, spin-off, split-off, reclassification, combination of shares or otherwise), then and in each such case the holder of this Option, upon the exercise hereof, in whole or in part, shall be entitled to receive, in lieu of the shares otherwise issuable pursuant hereto, the stock or other securities or property which such holder would hold on the date of such exercise if, from the date hereof to and including such date, he had been the holder of record of the number of shares of the Common Stock of the Company called for on the face of this Option or, in the case of a partial exercise, such lesser number of shares as would have been issuable based on the amount paid pursuant to partial exercise, and had retained such shares and all such other or additional or less stock and other securities and property receivable in respect of such shares.

         Section 1.06 REORGANIZATIONS, CONSOLIDATIONS, MERGERS. In case of any reorganization of the Company, or any other corporation the stock or. securities of which are at the time deliverable on the exercise of this Option, or in the case the Company or such other corporation shall consolidate with or merge into another corporation, or convey all or substantially all of its assets to another corporation, the holder of this Option, upon the exercise hereof, in whole or in part, shall be entitled to receive, in lieu of the shares otherwise issuable pursuant hereto, the stock or other securities or property to which such holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if he had purchased the shares otherwise issuable pursuant hereto immediately prior thereto; and in such case, the provisions of this Option shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the exercise of this Option.

         ARTICLE II.  OTHER PROVISIONS RELATING TO RIGHTS OF OPTIONHOLDER

        Section 2.01 NO RIGHTS AS SHAREHOLDERS, NOTICE TO OPTIONHOLDER. Nothing contained in this Option shall be construed as conferring upon the Optionholder or his transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company.

         Section 2.02 LOST, STOLEN, MUTILATED OR DESTROYED OPTIONS. If this Option is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Option, include the surrender thereof), issue a new Option of like denomination and tenor as, and in substitution for, this Option.

         Section 2.03 RESTRICTED SECURITIES AND REGISTRATION RIGHTS. It is understood and agreed by the Parties hereto that the issuance of any shares by MSC pursuant to the option granted in this Agreement will not be registered shares under the Securities Act of l933, as amended (unless the Shares are registered as provided below), and that the shares will be "restricted securities" as that term is defined under Rule l44 of the Securities Act of l933, as amended, and any stock certificate issued pursuant to an exercise of an option hereunder shall bear a restrictive legend in substantially the following form:

                  These shares have not been registered under the Securities Act of l933, as amended, or under any state securities laws and may be offered, sold or transferred only if registered pursuant to the provisions of such laws, or if in the opinion of counsel satisfactory to the Company, an exemption from such registration is available.

On or before April 30, l996, MSC shall file with the Securities and Exchange Commission a shelf Registration Statement on Form S-3, S-2 or other appropriate short form, relating to the Shares subject to the Option granted herein; use its best efforts to cause the effectiveness of such Registration Statement; and, to the extent required, register or qualify the Shares subject to the Option under the securities laws of those states that the Optionholders may designate. Upon effectiveness of such Registration Statement, MSC shall keep such registration open for a period that shall expire on the later of the date that is twenty-four
(24) months after the effective date of the registration statement, such other period as allowed under then applicable securities regulations, or the time at which the Optionees shall exercise their Option and have sold or disposed of all of the Shares granted by the Option. MSC shall bear all expenses of any such Registration Statement. In addition, in the event that such shelf registration has expired within twenty-four (24) months of the effective date of the Registration Statement, and any Optionee has not exercised his Option and sold or disposed of all of the Shares subject to such Option, and if, during the term of this Option there is a change of control of MSC wherein any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of l934), either singularly or collectively, is or becomes the beneficial owner, directly or indirectly, of securities of MSC representing all or substantially all of the combined voting power of MSC's then outstanding securities, or there is a sale of all or substantially all of the assets of the Company, then MSC or its successors or assigns agree that, upon the written request of all of those Optionholders collectively, who still hold an Option it will file one-time only with the Securities and Exchange Commission a shelf Registration Statement on Form S-3, S-2, or other appropriate short form relating to the sale of the Shares subject to the Option granted herein; use its best efforts to cause the effectiveness of such Registration Statement; and, to the extent required, register or qualify the Shares subject to the Option under the securities laws of those states that the Optionholders may designate. Upon effectiveness of such Registration Statement, MSC shall keep such registration open for the duration of the Option until the time at which the Optionees shall exercise their Options and have sold or disposed of all of the Shares granted by the Option. MSC shall bear all expenses of such Registration Statement.

In the event that any of the above shelf registrations have expired and any Optionee has not exercised his Option and sold or disposed of all the Shares subject to the Option, then, upon the written request of all of those Optionholders collectively who still hold an Option, MSC agrees that it will file with the Securities and Exchange Commission a shelf registration statement on Form S-3, or S-2, or other appropriate short form relating to the Shares subject to the Option granted herein; use its best efforts to cause the effectiveness of such Registration Statement; and, to the extent required, register or qualify the Shares subject to the Options under the securities laws of those states that the Optionholders may designate. Upon effectiveness of such registration statement, MSC shall keep such registration open for a period that shall expire on the later of the date that is twenty-four (24) months after the effective date of the shelf registration statement, such other period as allowed under then applicable securities regulations, or the time at which the Optionees shall exercise their Options and have sold or disposed of all of the Shares granted by the Options. Optionholders who still hold an Option may collectively exercise this registration right as many times during the remaining term of the Option Period as they wish, however, such Optionholders shall bear all expenses relating to any and all such registration statements.

         ARTICLE III. OTHER MATTERS

         Section 3.01 AMENDMENTS AND WAIVERS. The provisions of this Option, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless such amendment, modification or supplement is expressly set forth in a written agreement between the Company and the Optionholder.

         Section 3.02 GOVERNING LAW. This Option shall be governed by and construed in accordance with the laws of the State of Florida, notwithstanding principles of conflicts of laws.

         Section 3.03 NOTICE. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Holder addressed to him at the address which Holder has designated in writing to the Company, and if to the Company, addressed to it at:

            Company:                  Miami Subs Corporation
                                      6300 NW 31st Ave.
                                      Fort Lauderdale, FL 33309
                                      Attention:  General Counsel

            Holder:                   Gary Prindible
                                      8l8 S.E. 7th Street
                                      Fort Lauderdale, FL 33301

The Company may change its address by written notice to the Holder and the Holder may change its address by written notice to the Company.

         Section 3.04 TRANSFERS. The option granted hereunder is not transferable by Optionee, in whole or in part, otherwise than by operation of law, by will or by the laws of descent and distribution and is exercisable during optionee's lifetime only by him. No assignment or transfer of the Option granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right therein whatsoever, but immediately upon any such assignment or transfer the option shall terminate and become of no further effect.

         Section 3.05 EXECUTORS AND ADMINISTRATORS. Upon the death, disability or retirement of the optionee, his/her executors, administrators or the person or persons to whom the Option has been transferred by operation of law, by will or by the laws of descent and distribution shall have six (6) months after the optionee's retirement to exercise the option. This Agreement shall be binding upon the successors and assigns of Company.

         Section 3.06 RECEIPT OF FORM 10-K AND 10-Q. Optionee acknowledges receipt of the Company's fiscal year l995 Form l0-K and First Quarter and Second Quarter l996 l0-Q.

        IN WITNESS WHEREOF, this Option has been duly executed by the Company as of the 15th day of March, 1996.

Attest:                                     MIAMI SUBS CORPORATION

By: /s/ [illegible]                         By: /s/ [illegible]
   -------------------------                    ---------------------------
Its:  Secretary                             Its: President

                                SUBSCRIPTION FORM
                    (To be executed upon exercise of Option)



MIAMI SUBS CORPORATION:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Option for, and to purchase thereunder, ________ shares of Common Stock, as provided for therein ("Option Shares"), and tenders herewith payment of the purchase price in full in the form of cash or a certified check, bank cashier's check, or money order in the amount of $___________________.

         Please issue a certificate or certificates for such Common Stock in the name of, and pay cash for any fractional share to:



Name________________________________________________
(Please print Name, Address and Social Security No.)



                              Signature_______________________________________




And if the number of shares being purchased is not all of the Option Shares purchasable under the within Option, a new Option shall be issued in the name of the undersigned for the balance remaining of the Option Shares represented by the Option.